SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

April 20, 2007

TGC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32472	74-2095844
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

101 E. Park Blvd., Suite 955

Plano, TX 75074

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (972) 881-1099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Condition.

Attached hereto as Exhibit 99.1 is a copy of the press release (the “Press Release”) issued by TGC Industries, Inc. (“TGC”) on April 20, 2007, announcing its financial results for the first quarter of 2007.  The Press Release is incorporated by reference into this Item 2.02, and the foregoing description of the Press Release is qualified in its entirety by reference to this exhibit.

The Press Release contains “non-GAAP financial measures” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In the Press Release, TGC has provided reconciliations of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (“GAAP”) in the United States.  Management of TGC believes that investors’ understanding of the Company’s performance is enhanced by disclosing these non-GAAP financial measures as a reasonable basis for comparison of the Company’s ongoing results of operations.  These non-GAAP measures should not be considered a substitute for GAAP-basis measures and results.  Our non-GAAP measures may not be comparable to non-GAAP measures of other companies

Pursuant to General Instruction B.2 of Form 8-K, the information in this Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and is not incorporated by reference into any filing of TGC, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

Pursuant to General Instruction B.2 of Form 8-K, the following exhibit is furnished with this Form 8-K.

99.1         Press Release, dated April 20, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TGC INDUSTRIES, INC.

Date: April 24, 2007	By:	/s/ KENNETH W. USELTON
Kenneth W. Uselton
Treasurer (Principal Financial and Accounting Officer)

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 20, 2007

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Exhibit 99.1

NEWS RELEASE

	CONTACTS:	Wayne Whitener
Chief Executive Officer
TGC Industries, Inc.
(972) 881-1099
Jack Lascar, Partner
Karen Roan, SVP
FOR IMMEDIATE RELEASE		DRG&E (713) 529-6600

TGC Industries Reports First Quarter 2007 Results

PLANO, TEXAS — APRIL 20, 2007 — TGC Industries, Inc. (AMEX: TGE) today announced first quarter 2007 net income of $2.1 million, or $0.13 per diluted share, on revenues of $18.6 million compared to net income of $2.8 million, or $0.17 per diluted share, on revenues of $14.8 million for the first quarter of 2006.

First quarter 2007 revenues increased 26 percent due to the operation of eight seismic crews versus six crews operating in the first quarter of 2006.  However, earnings were negatively impacted by snow conditions in January and February in areas of Colorado and Kansas.  As a result, five of the eight crews operating in the field were idled for an average of 15 days per idled crew during the first quarter of 2007.  In addition, depreciation and amortization expense almost doubled to $3.3 million from $1.7 million in the first quarter of 2006 due to the addition of approximately $23.6 million in new equipment since March 31, 2006; however, EBITDA (earnings before net interest expense, taxes, depreciation and amortization) increased to $7.0 million in the first quarter of 2007 from $6.4 million in last year’s first quarter.  Shares outstanding for the first quarters of 2007 and 2006 have been increased by five percent to reflect the five percent stock dividend declared on  March 30, 2007 to shareholders of record as of April 13, 2007 and payable on April 27, 2007.

Wayne Whitener, TGC Industries’ President and Chief Executive Officer, said, “We had a solid start to the year, especially considering the bad weather in January and February, which constrained our revenues and increased our cost of sales.  For contractual reasons, we could not recover the lost revenues but continued to incur the costs for these idled crews.

“For the balance of the year, we expect solid demand for our services and therefore continued to increase our capacity and improve our crew efficiency during the first quarter.  We purchased six new vibrator vehicles, two new shot-hole drill rigs and 4,000 additional channels of ARAM ARIES recording equipment.  All of this equipment is currently being delivered, and our available recording capacity is now 36,000 channels.  Additionally, we ended the quarter with backlog of approximately $50 million.”

FIRST QUARTER 2007

First quarter revenues increased 26 percent to $18.6 million compared to last year’s first quarter revenues of $14.8 million due to the availability and utilization of eight seismic acquisition field crews for the first quarter of 2007 versus six field crews operating during the first quarter a year ago.  Additionally, the Company enhanced its crews’ productivity due to the use of six ARAM ARIES seismic recording systems during the first quarter of 2007 versus four ARAM ARIES system in use during the first quarter of 2006.

Income from operations during the first quarter of 2007 declined  22 percent to $3.7 million from $4.7 million a year ago mainly due to an increase in the cost of services, which rose to 58.1 percent of revenues in the first quarter of 2007 from 52.5 percent of revenues for the first quarter of 2006.  Income from operations as a percentage of revenues declined to 19.7 percent in the first quarter of 2007 from 31.5 percent in the first quarter of 2006 primarily due to lost revenues caused by inclement weather along with expenses incurred from eight seismic crews operating in the field.

Income before income taxes declined 22 percent to $3.5 million from $4.5 million a year ago.  Income before income taxes as a percentage of revenue decreased to 18.8 percent in the first quarter of this year from 30.2 percent during the first quarter of 2006.

Net income for the first quarter of 2007 was $2.1 million, or $0.13 per diluted share, compared to net income of $2.8 million, or $0.17 per diluted share, for the same period of 2006, adjusted for the Five Percent Stock Dividend.  The effective tax rate in the first quarter of 2007 was 40.7 percent compared to 38.0 percent in last year’s first quarter.

EBITDA for the first quarter increased to $7.0 million, a 37.4 percent margin, from $6.4 million, a 43.2 percent margin, for the first quarter of 2006.  A reconciliation of EBITDA (a non-GAAP financial measure) to reported earnings can be found in the financial tables.

CONFERENCE CALL

TGC Industries has scheduled a conference call for Friday, April 20, 2007, at 9:30 a.m. eastern time.  To participate in the conference call, dial 303-262-2125 at least 10 minutes before the call begins and ask for the TGC Industries conference call.  A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until April 27, 2007.  To access the replay, dial 303-590-3000 using a pass code of 11087929.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting http://www.tgcseismic.com.  To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download and install any necessary audio software.  For those who cannot listen to the live webcast, an archive will be available shortly after the call and will remain available for approximately 90 days at http://www.tgcseismic.com.

TGC Industries, Inc., based in Plano, Texas, with branch offices in Houston and Oklahoma City, is one of the leading providers of seismic data acquisition services throughout the continental United States.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements are based on our current expectations and projections about future events. All statements other than statements of historical fact included in this press release regarding the Company are forward looking statements. There can be no assurance that those expectations and projections will prove to be correct.

- Tables to follow -

TGC INDUSTRIES, INC.

Statements of Income

	Three Months Ended
	March 31,
	2007	2006
	(Unaudited)

Revenue	$18,608,296	$14,793,707

Cost and expenses
Cost of services	10,813,646	7,760,146
Selling, general and administrative	831,559	646,302
Depreciation and amortization expense	3,301,497	1,719,879
	14,946,702	10,126,327

Income from operations	3,661,594	4,667,380

Interest expense	156,155	196,158

Income before income taxes	3,505,439	4,471,222

Income tax expense	1,426,024	1,699,065

NET INCOME	$2,079,415	$2,772,157

Earnings per common share:
Basic	$.13	$.17
Diluted	$.13	$.17

Weighted average number of common shares outstanding:
Basic	16,510,645	16,377,349
Diluted	16,608,363	16,507,265

All per share amounts have been adjusted for the 5% stock dividend payable April 27, 2007 to shareholders of record as of April 13, 2007.

These statements of income reflect all adjustments which are, in the opinion of management, necessary for a fair representation of the interim periods.  The results of the interim periods are not necessarily indicative of results to be expected for the entire year.

TGC INDUSTRIES, INC.

Condensed Balance Sheets

	March 31,	December 31,
	2007	2006
	(Unaudited)	(Note)

Cash and cash equivalents	$6,613,952	$9,388,769
Receivables (net)	11,076,138	7,448,602
Pre-Paid expenses and other	613,267	1,691,156
Current assets	18,303,357	18,528,527
Other assets (net)	222,347	222,347
Property and equipment (net)	38,999,319	37,648,646
Total assets	$57,525,023	$56,399,520

Current liabilities	$16,794,687	$17,350,147
Long-term obligations	3,481,238	4,006,215
Shareholders' equity	37,249,098	35,043,158
Total liabilities & equity	$57,525,023	$56,399,520

Note:  The balance sheet at December 31, 2006 has been derived from the audited financial statements at that date.

TGC INDUSTRIES, INC.

Reconciliation of EBITDA to Net Income

	Three Months Ended
	March 31,
	2007	2006
Net Income	$2,079,415	$2,772,157
Depreciation	3,301,497	1,719,879
Interest expense	156,155	196,158
Income tax expense	1,426,024	1,699,065

EBITDA	$6,963,091	$6,387,259

The Company defines EBITDA as net income plus expenses of interest, income taxes, depreciation and amortization.  The Company uses EBITDA as a supplemental financial measure to assess: (i) the financial performance of the Company’s assets without regard to financing methods, capital structures, taxes or historical cost basis; (ii) the Company’s liquidity and operating performance over time and in relation to other companies that own similar assets and that the Company believes calculate EBITDA in a similar manner; and (iii) the ability of the Company’s assets to generate cash sufficient to the Company to pay potential interest expenses.

The Company understands that investors use EBITDA to assess the Company’s performance.  However, EBITDA is not a measure of operating income, operating performance or liquidity presented in accordance with generally accepted accounting principles (“GAAP”).  When assessing the Company’s operating performance or the Company’s liquidity, investors should not consider EBITDA in isolation or as a substitute for the Company’s net income, cash flow from operating activities, or other cash flow data calculated in accordance with GAAP.  EBITDA excludes some, but not all, items that affect net income and operating income, and these measures may vary among other companies.  Therefore, EBITDA, as presented herein, may not be comparable to similarly titled measures of other companies.  Further, the results presented by EBITDA cannot be achieved without incurring the costs that the measure excludes: interest, income taxes, depreciation and amortization.

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